CHOICE HOTELS INTERNATIONAL REPORTS FIRST QUARTER 2025 RESULTS

Drives Domestic RevPAR Growth of 2.3% Year-over-Year, Outperforming its Chain Scales
Grows Global Net Rooms System Size by 2.8%,
Including 3.9% Growth for More Revenue-Intense Portfolio

NORTH BETHESDA, Md., May 8, 2025 – Choice Hotels International, Inc. (NYSE: CHH), a leading global lodging franchisor, today reported its first quarter 2025 results.

Highlights include:
•Net income increased 44% to $44.5 million for first quarter 2025, representing diluted earnings per share (EPS) of $0.94, a 52% increase compared to the same period of 2024.
•Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for first quarter 2025 grew to $129.6 million, a first quarter record and a 4% increase compared to the same period of 2024.
•Adjusted diluted EPS for first quarter 2025 grew to $1.34, a first quarter record and a 5% increase compared to the same period of 2024.
•Increased net global rooms system size by 2.8%, including 3.9% growth for global upscale, extended stay, and midscale rooms portfolio, compared to March 31, 2024.
•Increased net rooms portfolio for the domestic extended stay segment by 10.8% compared to March 31, 2024 and the segment’s pipeline reached over 40,000 rooms as of March 31, 2025.
•Increased domestic revenue per available room (RevPAR) by 2.3% for first quarter 2025, compared to the same period of 2024, outperforming the chain scales in which the company competes by 60 basis points.

•Increased domestic RevPAR for the extended stay portfolio by 6.8% for first quarter 2025, compared to the same period of 2024, outperforming the industry by 410 basis points.

•Increased domestic RevPAR for midscale and economy portfolios by 1.7% and 7.1% for first quarter 2025, respectively, compared to the same period of 2024, outperforming their respective chain scales by 30 basis points and 440 basis points.

“Choice Hotels generated another quarter of record financial performance and RevPAR outperformance, demonstrating the successful execution of our growth strategy,” said Patrick Pacious, President and Chief Executive Officer. “Our unique positioning has enabled us to outperform our peers, gain market share, and emerge stronger even in periods of economic uncertainty. Today, with our more diversified avenues of growth, a more resilient customer profile, and a meaningfully strengthened brand portfolio, including our larger presence in the cycle-resilient extended-stay segment, we have established an even stronger foundation for near-term stability and long-term growth.”

Financial Performance

($ in millions, except per share amounts)	Three months ended March 31,
	2025	2024
Total Revenues	$333	$332
Revenue excluding revenue for reimbursable costs from franchised and managed properties[1]	$209	$203
Net Income	$45	$31
Adjusted Net Income	$64	$64
Diluted Earnings per Share	$0.94	$0.62
Adjusted Diluted Earnings per Share	$1.34	$1.28
Adjusted EBITDA	$130	$124

•Partnership services and fees2 increased 28% to $25.4 million for first quarter 2025, compared to the same period of 2024.

•Domestic average daily rate (ADR) grew by 1.7% and occupancy levels increased by 30 basis points for first quarter 2025.

•The domestic effective royalty rate increased by 8 basis points to 5.11% for first quarter 2025, compared to the same period of 2024.
System Size and Development

	Rooms
	March 31, 2025	March 31, 2024	Change
Domestic	505,601	494,096	2.3%
Domestic Upscale, Extended Stay, and Midscale	444,230	428,713	3.6%
International	141,986	136,032	4.4%
Global	647,587	630,128	2.8%

•Domestic upscale, extended stay, and midscale net rooms portfolio grew by 3.6% compared to March 31, 2024.
1 Calculated as total revenues net of reimbursable revenues. Reimbursable revenues were $123 million and $129 million for first quarter 2025 and first quarter 2024, respectively.
2 During the first quarter of 2025, the company reclassified certain revenues into Partnership services and fees (formerly known as Platform and procurement services fees). See the Financial Statement Updates section of this release for additional information.

•International net rooms portfolio grew by 4.4% compared to March 31, 2024, and its pipeline increased by 13% from December 31, 2024.

•Global upscale net rooms portfolio grew by 16.2% from March 31, 2024, and its pipeline increased by 8% from December 31, 2024, reaching over 26,000 rooms.

•Global pipeline was over 95,000 rooms as of March 31, 2025, of which nearly 79,000 were domestic rooms.

Balance Sheet and Liquidity
As of March 31, 2025, the company had a total available liquidity of $593.8 million, including available borrowing capacity and cash and equivalents. The company’s net debt leverage ratio was 3.0 times as of March 31, 2025.

During first quarter 2025, the company generated cash flows from operating activities of $20.5 million, an $18.7 million increase compared to the same period of 2024.

Shareholder Returns
During first quarter 2025, the company paid cash dividends totaling $13.5 million and repurchased 456,000 shares of common stock for $64.6 million under its stock repurchase program and through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans.

As of March 31, 2025, the company had 3.4 million shares of common stock remaining under the current share repurchase authorization.

Outlook
The company is adjusting its outlook to reflect a more moderate domestic RevPAR growth expectation amidst a changing macro backdrop. The outlook information below includes forward-looking non-GAAP financial measures, which management uses in forecasting performance. The adjusted numbers in the company’s outlook below exclude the net surplus or deficit generated from reimbursable revenue from franchised and managed properties, additional repurchases of company stock, and other items:

	Full-Year 2025	Prior Outlook
Net Income	$275 – $290 million	$288 – $300 million
Adjusted Net Income	$324 – $339 million	$333 – $345 million
Adjusted EBITDA	$615 – $635 million	$625 – $640 million
Diluted EPS	$5.86 – $6.18	$6.04 – $6.29
Adjusted Diluted EPS	$6.90 – $7.22	$6.98 – $7.24
Effective Income Tax Rate	25%	25%

	Full-Year 2025 vs. Full-Year 2024	Prior Outlook
Domestic RevPAR Growth	-1% to 1%	1% to 2%
Domestic Effective Royalty Rate Growth	Mid-single digits	Mid-single digits
Global Net System Rooms Growth	Approximately 1%	Approximately 1%

Webcast and Conference Call
Choice Hotels International will conduct a live webcast to discuss the company’s first quarter 2025 earnings results on May 8, 2025, at 10:00 a.m. EDT on the company’s investor relations website, www.investor.choicehotels.com, accessible via the Events and Presentations tab.

A conference call will also be available. Participants may listen to the call by dialing (800) 549-8228 domestically or (646) 564-2877 internationally using conference ID 88948.

A replay and transcript of the event will be available on the company’s investor relations website within 24 hours at www.investor.choicehotels.com/events-and-presentations.

About Choice Hotels®
Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world, with over 7,500 hotels, representing nearly 650,000 rooms, in 46 countries and territories. A wide-ranging portfolio of 22 brands, from full-service upper upscale properties to midscale, extended stay, and economy enables Choice® to meet travelers' needs in more places and for more occasions while driving more value for franchise owners and shareholders. The award-winning Choice Privileges® rewards program and co-brand credit card options provide members with a fast and easy way to earn reward nights and personalized perks. For more information, visit www.choicehotels.com.

Forward-Looking Statements
Information set forth herein includes “forward-looking statements.” Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of Choice’s revenue, expenses, EBITDA, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, net surplus or deficit, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, macroeconomic backdrop and Choice’s liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions, including access to liquidity and capital; changes in consumer demand and confidence, including consumer discretionary spending and the demand for travel, transient and group business; the timing and amount of future dividends and share repurchases; future domestic or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of the company’s relationship with employees of our franchisees; foreign currency fluctuations; impairments or declines in the value of the company’s assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservation systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development, financing, franchise agreement acquisition costs and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; climate change and sustainability related concerns; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements and Other Definitions
The company evaluates its operations utilizing the performance metrics of EBITDA, adjusted EBITDA, adjusted selling, general and administrative (SG&A) expenses, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibits 6 and 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as SG&A, net income and EPS. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, acquisition related to business combination, due diligence and transition (recoveries) costs, (gain) loss on the sale of equity securities, net of dividend income purchased in contemplation of the proposed acquisition of Wyndham Hotels, and global ERP system implementation and related costs to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Earnings Before Interest, Taxes, Depreciation, and Amortization and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, impairments and gains on sale of business and assets, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates and (gain) loss on extinguishment of debt.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider EBITDA and adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use these measures, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A expenses are excluded from adjusted EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties and gains on extinguishment of debt. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allows for period-over-period comparisons of our ongoing operations.

Adjusted SG&A: Adjusted SG&A reflects SG&A excluding the impact of mark-to-market adjustments on non-qualified retirement plan investments and share based compensation expense. We use this measure, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of share-based compensation expense (benefit) on earnings can vary significantly among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A expenses are also excluded as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income.

Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel for a given period. Occupancy measures the utilization of the hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. The company calculates occupancy based on information as reported by its franchisees. To accurately reflect occupancy, the company may revise its prior years’ operating statistics for the most current information provided.

Average Daily Rate (ADR): ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the company is able to generate. The company calculates ADR based on information as reported by its franchisees. To accurately reflect ADR, the company may revise its prior years’ operating statistics for the most current information provided.

Revenue Per Available Room (RevPAR): RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of hotel performance and therefore company royalty and system revenues as it provides a metric correlated to the two key drivers of operations at a hotel: occupancy and ADR. The company calculates RevPAR based on information as reported by its franchisees. To accurately reflect RevPAR, the company may revise its prior years’ operating statistics for the most current information provided. RevPAR is also a useful indicator in measuring performance over comparable periods.

Pipeline: Pipeline is defined as hotels awaiting conversion, under construction or approved for development, and master development agreements committing owners to future franchise development.

Financial Statements Update

During the first quarter of 2025, the consolidated statements of income were reclassified to evolve the financial statement to classify revenues and expenses based on the nature of the underlying activities. Certain prior year amounts in the consolidated statements of income were reclassified in order to maintain comparability with the current year presentation. The reclassification was not a result of any error in the company’s prior classification and had no effect on the company's previously reported total revenues, total operating expenses, operating income, or net income.

Royalty, licensing and management fees were revised to franchise and management fees in the consolidated statements of income, and now include the revenues previously presented in royalty, licensing and management fees, with the exception of partnership licensing revenues which are now presented in partnership services and fees in the consolidated statements of income, and the addition of revenues generated from programs, platforms, and services associated with the company's franchise operations which were previously presented in other revenues from franchised and managed properties in the consolidated statements of income.

Initial franchise fees, which were previously presented as a standalone financial statement line item, are now presented within franchise and management fees in the consolidated statements of income.

Platform and procurement services fees were revised to partnership services and fees in the consolidated statements of income, and now include the revenues previously presented in platform and procurement services fees, with the exception of the revenues from the company’s annual franchisee convention which are now presented in other revenue, the addition of partnership licensing revenues which were previously presented in royalty, licensing and management fees, and the addition of the revenues generated from other non-franchising agreements which are primarily software as a service (“SaaS”) arrangements for non-franchised hoteliers which were previously presented in other revenue in the consolidated statements of income.

Other revenues from franchised and managed properties were revised to revenue for reimbursable costs from franchised and managed properties in the consolidated statements of income, and now include the revenues previously presented in other revenues from franchised and managed properties, with the exception of the revenues generated from programs, platforms, and services associated with the company’s franchise operations which are now presented in franchise and management fees in the consolidated statements of income.

Selling, general and administrative expenses were revised to include the expenses incurred related to programs, platforms, and services associated with the company’s franchise operations, which were previously presented in other expenses from franchised and managed properties in the consolidated statements of income.

Depreciation and amortization was revised to include amortization expense from information technology platforms, which was previously presented in other expenses from franchised and managed properties in the consolidated statements of income.

Other expenses from franchised and managed properties were revised to reimbursable expenses from franchised and managed properties in the consolidated statements of income, and now include the expenses previously presented in other expenses from franchised and managed properties, with the exception of the expenses incurred from programs, platforms, and services associated with the company’s franchise operations which are now presented in selling, general and administrative expenses, and amortization expense from information technology platforms which is now presented in depreciation and amortization expense in the consolidated statements of income.

Contacts
Allie Summers, Senior Director, Investor Relations
IR@choicehotels.com
© 2025 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three months ended March 31,

	2025	2024
REVENUES
Franchise and management fees	$145,068	$143,410
Partnership services and fees	25,381	19,844
Owned hotels	27,860	24,991
Other	11,127	14,717
Revenue for reimbursable costs from franchised and managed properties	123,424	128,987
Total revenues	332,860	331,949

OPERATING EXPENSES
Selling, general and administrative	74,210	72,269
Business combination, diligence and transition costs	99	15,844
Depreciation and amortization	13,748	12,815
Owned hotels	21,060	19,323
Reimbursable expenses from franchised and managed properties	143,811	151,549
Total operating expenses	252,928	271,800

Operating income	79,932	60,149

OTHER EXPENSES AND INCOME, NET
Interest expense	21,242	20,181
Interest income	(1,559)	(1,731)
Other loss	436	1,336
Equity in net loss of affiliates	51	155
Total other expenses and income, net	20,170	19,941

Income before income taxes	59,762	40,208
Income tax expense	15,228	9,199
Net income	$44,534	$31,009

Basic earnings per share	$0.95	$0.63

Diluted earnings per share	$0.94	$0.62

Choice Hotels International, Inc.		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	March 31,	December 31,
	2025	2024

ASSETS
Cash and cash equivalents	$40,054	$40,177
Accounts receivable, net	194,269	176,672
Other current assets	123,876	122,237
Total current assets	358,199	339,086

Property and equipment, net	631,609	604,345
Operating lease right-of-use assets	81,858	83,451
Goodwill	220,187	220,187
Intangible assets, net	880,793	884,013
Notes receivable, net of allowances	32,832	32,682
Investments for employee benefit plans, at fair value	44,176	47,603
Investments in affiliates	122,116	117,016
Other assets	205,818	202,144

Total assets	$2,577,588	$2,530,527

LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts payable	$121,627	$134,865
Accrued expenses and other current liabilities	100,767	136,729
Deferred revenue	115,785	102,114
Liability for guest loyalty program	89,237	89,013
Total current liabilities	427,416	462,721

Long-term debt	1,874,821	1,768,526
Long-term deferred revenue	131,031	132,259
Deferred compensation and retirement plan obligations	49,869	53,316
Operating lease liabilities	112,254	113,255
Liability for guest loyalty program	40,794	40,607
Other liabilities	5,337	5,114

Total liabilities	2,641,522	2,575,798

Total shareholders' deficit	(63,934)	(45,271)

Total liabilities and shareholders' deficit	$2,577,588	$2,530,527

Choice Hotels International, Inc.		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Three months ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$44,534	$31,009
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,748	12,815
Depreciation and amortization – reimbursable expenses from franchised and managed properties	4,887	5,148
Franchise agreement acquisition cost amortization	9,791	6,185
Non-cash share-based compensation and other charges	9,834	10,597
Non-cash interest, investments, and affiliate loss, net	1,515	2,510
Deferred income taxes	626	(736)
Equity in net loss of affiliates, less distributions received	413	1,200
Franchise agreement acquisition costs, net of reimbursements	(26,287)	(33,486)
Change in working capital and other	(38,594)	(33,501)
Net cash provided by operating activities	20,467	1,741
CASH FLOWS FROM INVESTING ACTIVITIES
Investments in other property and equipment	(10,543)	(7,203)
Investments in owned hotel properties	(35,462)	(25,574)
Contributions to investments in affiliates	(5,415)	(9,317)
Issuances of notes receivable	(1,952)	(1,042)
Collections of notes receivable	1,487	884
Proceeds from sales of equity securities	—	1,230
Other items, net	(1,067)	(1,714)
Net cash used in investing activities	(52,952)	(42,736)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings pursuant to revolving credit facilities	105,500	126,500
Purchases of treasury stock	(64,624)	(59,459)
Dividends paid	(13,471)	(14,728)
Proceeds from the exercise of stock options	4,803	4,160
Net cash provided by financing activities	32,208	56,473
Net change in cash and cash equivalents	(277)	15,478
Effect of foreign exchange rate changes on cash and cash equivalents	154	(121)
Cash and cash equivalents, beginning of period	40,177	26,754
Cash and cash equivalents, end of period	$40,054	$42,111

							Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended March 31, 2025			For the Three Months Ended March 31, 2024			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Upscale & Above (1)	$139.54	49.9%	$69.70	$142.91	51.0%	$72.85	(2.4)%	(110)	bps	(4.3)%
Midscale & Upper Midscale (2)	94.29	49.8%	46.95	93.15	49.6%	46.18	1.2%	20	bps	1.7%
Extended Stay (3)	66.68	67.9%	45.25	61.44	68.9%	42.36	8.5%	(100)	bps	6.8%
Economy (4)	69.98	43.7%	30.60	66.61	42.9%	28.56	5.1%	80	bps	7.1%
Total	$90.78	51.0%	$46.28	$89.29	50.7%	$45.25	1.7%	30	bps	2.3%

Effective Royalty Rate
	For the Three Months Ended
	March 31, 2025	March 31, 2024
System-wide	5.11%	5.03%

(1) Includes Ascend Hotel Collection, Cambria, Park Plaza, Radisson, Radisson Blu, Radisson Individuals, and Radisson RED brands.
(2) Includes Clarion, Comfort Inn, Comfort Suites, Country Inn & Suites, Park Inn, Quality Inn, and Sleep Inn brands.
(3) Includes Everhome Suites, Mainstay Suites, Suburban Studios, and WoodSpring Suites brands.
(4) Includes Econo Lodge and Rodeway brands.

							Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	March 31, 2025		March 31, 2024		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	%	Rooms	%
Ascend Hotel Collection	232	38,657	202	22,833	30	14.9%	15,824	69.3%
Cambria Hotels	76	10,344	73	10,094	3	4.1%	250	2.5%
Radisson(1)	57	10,593	60	14,154	(3)	(5.0)%	(3,561)	(25.2)%
Comfort(2)	1,668	130,964	1,672	131,285	(4)	(0.2)%	(321)	(0.2)%
Quality	1,608	116,779	1,622	119,219	(14)	(0.9)%	(2,440)	(2.0)%
Country	416	33,342	426	33,990	(10)	(2.3)%	(648)	(1.9)%
Sleep	409	28,662	424	29,775	(15)	(3.5)%	(1,113)	(3.7)%
Clarion(3)	190	19,519	183	19,561	7	3.8%	(42)	(0.2)%
Park Inn	26	2,822	4	363	22	550.0%	2,459	677.4%
WoodSpring	265	31,912	240	28,960	25	10.4%	2,952	10.2%
MainStay	141	10,157	127	8,918	14	11.0%	1,239	13.9%
Suburban	112	9,232	108	9,226	4	3.7%	6	0.1%
Everhome	11	1,247	3	335	8	266.7%	912	272.2%
Econo Lodge	625	36,579	665	39,243	(40)	(6.0)%	(2,664)	(6.8)%
Rodeway	443	24,792	464	26,140	(21)	(4.5)%	(1,348)	(5.2)%
Domestic Franchises	6,279	505,601	6,273	494,096	6	0.1%	11,505	2.3%

International Franchises	1,248	141,986	1,215	136,032	33	2.7%	5,954	4.4%

Total Franchises	7,527	647,587	7,488	630,128	39	0.5%	17,459	2.8%

(1) Includes Radisson, Radisson Blu, Radisson Individuals, and Radisson RED brands.
(2) Includes Comfort family of brand extensions including Comfort Inn and Comfort Suites.
(3) Includes Clarion family of brand extensions including Clarion and Clarion Pointe.

	Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three months ended March 31,
	2025	2024

Total Selling, General and Administrative Expenses	$74,210	$72,269
Mark to market adjustments on non-qualified retirement plan investments	723	(3,719)
Non-recurring operational restructuring charges and executive severance	(3,930)	(791)
Share-based compensation	(5,890)	(4,933)
Global ERP system implementation and related costs	(990)	—
Adjusted Selling, General and Administrative Expenses	$64,123	$62,826

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA
(dollar amounts in thousands)	Three months ended March 31,
	2025	2024

Net income	$44,534	$31,009
Income tax expense	15,228	9,199
Interest expense	21,242	20,181
Interest income	(1,559)	(1,731)
Other loss	436	1,336
Equity in net loss of affiliates	51	155
Depreciation and amortization	13,748	12,815
EBITDA	$93,680	$72,964
Share-based compensation	5,890	4,933
Mark to market adjustments on non-qualified retirement plan investments	(723)	3,719
Franchise agreement acquisition costs amortization and charges	5,386	3,527
Net reimbursable deficit from franchised and managed properties	20,387	22,563
Global ERP system implementation and related costs	990	—
Business combination, diligence and transition costs	99	15,844
Non-recurring operational restructuring charges and executive severance	3,930	791
Adjusted EBITDA	$129,639	$124,341

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)
(dollar amounts in thousands, except per share amounts)	Three months ended March 31,
	2025	2024

Net income	$44,534	$31,009
Loss on investments in equity securities, net of dividend income	—	3,187
Net reimbursable deficit from franchised and managed properties	15,310	16,922
Business combination, diligence and transition costs	75	11,947
Non-recurring operational restructuring charges and executive severance	2,975	596
Global ERP system implementation and related costs	749	—
Adjusted Net Income	$63,643	$63,661

Diluted Earnings Per Share	$0.94	$0.62
Loss on investments in equity securities, net of dividend income	—	0.06
Net reimbursable deficit from franchised and managed properties	0.32	0.35
Business combination, diligence and transition costs	—	0.24
Non-recurring operational restructuring charges and executive severance	0.06	0.01
Global ERP system implementation and related costs	0.02	—
Adjusted Diluted Earnings Per Share (EPS)	$1.34	$1.28

	Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION - 2025 OUTLOOK
(UNAUDITED)

Guidance represents the company's range of estimated outcomes for the full year ended December 31, 2025

EBITDA & ADJUSTED EBITDA
(in thousands)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$275,000	$290,000
Income tax expense	93,100	98,100
Interest expense	89,800	89,800
Interest income	(6,900)	(6,900)
Other loss	800	800
Equity in net gain of affiliates	(6,300)	(6,300)
Depreciation and amortization	57,700	57,700
EBITDA	$503,200	$523,200
Share-based compensation	24,400	24,400
Mark to market adjustments on non-qualified retirement plan investments	(700)	(700)
Franchise agreement acquisition costs amortization and charges	23,000	23,000
Net reimbursable deficit from franchised and managed properties	55,000	55,000
Global ERP system implementation and related costs	6,100	6,100
Non-recurring operational restructuring charges and executive severance	4,000	4,000
Adjusted EBITDA	$615,000	$635,000

ADJUSTED NET INCOME & DILUTED EARNINGS PER SHARE (EPS)
(in thousands, except per share amounts)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$275,000	$290,000
Net reimbursable deficit from franchised and managed properties	41,300	41,300
Global ERP system implementation and related costs	4,600	4,600
Non-recurring operational restructuring charges and executive severance	3,100	3,100
Adjusted Net Income	$324,000	$339,000

Diluted Earnings Per Share	$5.86	$6.18
Net reimbursable deficit from franchised and managed properties	0.87	0.87
Global ERP system implementation and related costs	0.10	0.10
Non-recurring operational restructuring charges and executive severance	0.07	0.07
Adjusted Diluted Earnings Per Share (EPS)	$6.90	$7.22